Exhibit 99.1
LegalZoom Reports Fourth Quarter and Full Year 2022 Financial Results
•Revenue of $146.6 million for the quarter, an increase of 3% year-over-year; and $620.0 million for the year, up 8% year-over-year
•Subscription revenue of $91.0 million for the quarter, an increase of 13% year-over-year; and $358.0 million for the year, up 24% year-over-year
•$189.1 million of cash and cash equivalents and no debt outstanding as of December 31, 2022

GLENDALE, California – February 23, 2023 – LegalZoom.com, Inc. (Nasdaq: LZ) today announced results for its fourth quarter and year ended December 31, 2022, including the following highlights:
•Revenue was $146.6 million for the quarter, up 3% year-over-year, and $620.0 million for the year, up 8% year-over-year.
◦Transaction revenue was $50.8 million, compared to $56.5 million in the same period in 2021, down 10% year-over-year.
◦Subscription revenue was $91.0 million, compared to $80.7 million in the same period in 2021, an increase of 13% year-over-year. We had approximately 1.4 million subscription units as of December 31, 2022 with approximately 26 thousand net units added in the quarter, and our average revenue per subscription unit increased 9% from 2021.
◦Partner revenue was relatively flat at $4.9 million for both quarters in 2022 and 2021.
•Gross margin was 68% for the quarter and 66% in the same period in 2021.
•Net income was $1.7 million for the quarter, or 1% of revenue, compared to net loss of $(20.8) million or (15%) of revenue in 2021.
•Adjusted EBITDA was $26.5 million for the quarter, or 18% of revenue, compared to $7.0 million, or 5% of revenue, for the same period in 2021.
•Non-GAAP net income was $19.0 million for the quarter compared to Non-GAAP net income of $5.0 million in the same period in 2021.
•Cash and cash equivalents were $189.1 million as of December 31, 2022 compared to $239.3 million as of December 31, 2021.
•Cash flows provided by operating activities was $21.8 million for the quarter ended December 31, 2022 compared to cash used in operating activities of $6.0 million for 2021.
•Free cash flow was $16.2 million for the quarter ended December 31, 2022 compared to $(9.2) million for 2021.
•Basic and diluted net income per share was $0.01 for the quarter compared to a basic and diluted net loss per share of $(0.11) for the same period in 2021, and basic and diluted Non-GAAP net income per share was $0.10 for the quarter in 2022 compared to basic Non-GAAP net income per share of $0.03 and diluted Non-GAAP net income per share of $0.02 for the same period in 2021.

“I’m excited with the progress we made this quarter on the testing and rollout of our new product line-ups in both our LLC offering as well as LZ Tax. As we enter 2023, we are executing with increased velocity and are well-positioned to drive meaningful market share growth,” said Dan Wernikoff, LegalZoom’s Chief Executive Officer.
Noel Watson, LegalZoom’s Chief Financial Officer added, “We are pleased with our results this quarter with revenue at the top end of our guidance range and stronger than expected Adjusted EBITDA reflecting operational efficiencies that have us nicely on the path to achieving our targeted 2023 Adjusted EBITDA margin.”

Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended		% Growth	Year Ended		% Growth
	December 31,		(Decline)	December 31,		(Decline)
	2022	2021	YOY	2022	2021	YOY
Revenue	$146,626	$142,137	3%	$619,979	$575,080	8%
Business formations	115	103	12%	474	483	(2)%
Transaction units	211	211	—%	929	977	(5)%
Subscription units at period end	1,441	1,329	8%	1,441	1,329	8%
Average revenue per subscription unit (ARPU) at period end	$258	$236	9%	$258	$236	9%
Average order value (AOV)	$241	$267	(10)%	$258	$264	(2)%
Net income (loss)	$1,744	$(20,771)	108%	$(48,733)	$(108,664)	55%
Adjusted EBITDA	$26,466	$7,020	277%	$63,705	$47,707	34%
Net income (loss) margin	1%	(15)%	107%	(8)%	(19)%	58%
Adjusted EBITDA margin	18%	5%	260%	10%	8%	25%
Net cash provided by (used in) operating activities	$21,822	$(6,004)	463%	$73,837	$54,152	36%
Free cash flow	$16,165	$(9,244)	275%	$51,739	$42,412	22%
Financial Guidance and Outlook
Our guidance for the first quarter ending March 31, 2023 is as follows:
•Revenue is expected to be in the range of $153 million to $157 million
•Adjusted EBITDA is expected to be $17 million
Our guidance for the full year ending December 31, 2023 is as follows:
•Revenue is expected to be in the range of $620 million to $640 million
~~•~~Adjusted EBITDA is expected to be $100 million
Webcast and Conference Call Information
A webcast and conference call to discuss fourth quarter 2022 results is scheduled for today, February 23, 2023, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here
A live audio webcast of the event will be available on the LegalZoom Investor Relations website, https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Restatement of Previously Issued Quarterly Financial Statements
As disclosed, we concluded that the previously issued unaudited condensed consolidated financial statements as of and for the quarter ended March 31, 2022 were materially misstated and require restatement. Please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2023 for additional information. The restated financial information will be included in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”). We will also report ineffective internal control over financial reporting in the 2022 Form 10-K.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance and other long-term targets and related disclosures.

The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: the risk that our recent growth may not be indicative of our future growth; our dependence on business formations and fluctuations or declines in the number of business formations; the impact of macroeconomic challenges on our business, including as a result of inflation, global conflict, supply chain issues and recessionary fears; our ability to provide high-quality services, customer care and customer experience; our ability to sustain our revenue growth rate and remain profitable in the future; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; our ability to attract and retain customers and, specifically, our ability to maintain subscribers and convert our transactional customers to subscribers; our ability to drive additional purchases and cross-sell to paying customers; our ability to maintain and expand strategic relationships with third parties; our anticipation of increasing expenses in the future; the competitive legal solutions market; our ability to hire and retain top talent and motivate our employees; risks and costs associated with complex and evolving laws and regulations; the risk that the restatement may affect investor confidence and raise reputational issues and may subject us to additional risks and uncertainties; our ability to remediate material weaknesses in our internal control over financial reporting; and other factors discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as such risk factors may be amended, updated or superseded from time to time by our subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share, and Free cash flow. To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and liquidity and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define Adjusted EBITDA as Net income (loss) adjusted to exclude interest income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation, impairments of other securities, loss on debt extinguishment, impairment of goodwill, long-lived and other assets, losses from impairment of available-for-sale debt securities, restructuring expenses, IPO-related costs and other transaction-related expenses and certain other non-recurring expenses. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short- and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA, and it may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure. Some of these limitations include that the non-GAAP financial measure:
•does not reflect interest income (expense), net, or the cash requirements necessary to service interest or principal payments, which reduces cash available to us;
•does not reflect provision for (benefit from) income taxes that may result in payments that reduce cash available to us;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect foreign currency exchange or other gains or losses, which are included in other (income) expense, net;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy;
•excludes impairments of other equity securities;
•excludes losses from impairments of long-lived and other assets;
•excludes restructuring expenses, which reduce cash available to us;
•excludes IPO-related costs and other transaction-related expenses that are not considered representative of our underlying performance, which reduce cash available to us; and
•does not reflect certain other non-recurring expenses that are not considered representative of our underlying performance, which reduce cash available to us.
We define Non-GAAP net income as net income (loss) adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense, certain transaction-related expenses, and certain other non-recurring expenses, net of related income tax impacts. Our Non-GAAP net income financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net income (loss) margin as net loss as a percentage of revenue. We define Non-GAAP net income margin as Non-GAAP net income as a percentage of revenue. We define Non-GAAP net income per share attributable to common stockholders as Non-GAAP net income divided by basic and diluted weighted-average common stock. We believe Non-GAAP net income and Non-GAAP net income per share attributable to common stockholders are operating performance measures that provide investors and analysts with useful supplemental information about the financial performance of our business.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items, that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.
We are not providing a reconciliation for our non-GAAP outlook and estimates on a forward-looking basis (including the information under “Financial Guidance and Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal and compliance solutions in the United States that is on a mission to democratize law. LegalZoom operates across all 50 states and over 3,000 counties in the United States and has more than 20 years of experience navigating complex regulations and simplifying the legal and compliance process for its customers. Driven by its core value that every business deserves the full protection of the legal system and a simple way to stay compliant with it, LegalZoom helps its customers form and protect their businesses, their ideas and families. LegalZoom enables small business owners to apply their energy and passion to their businesses instead of the legal and regulatory complexity required to operate them. In addition to business formations, LegalZoom offers ongoing compliance and tax advice, trademark and copyright filings and estate planning documents to protect small businesses and the families that create them. For more information, please visit www.legalzoom.com.
Contact
Cortney Kerans, Head of Communications
ckerans@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$189,082	$239,297
Accounts receivable, net	13,177	10,635
Prepaid expenses and other current assets	16,699	16,589
Current assets held for sale	22,722	—
Total current assets	241,680	266,521
Property and equipment, net	30,823	47,013
Goodwill	63,229	59,910
Intangible assets, net	18,900	16,031
Operating lease right-of-use assets	11,148	—
Deferred income taxes	29,380	27,653
Available-for-sale debt securities	995	1,122
Other assets	9,240	12,765
Total assets	$405,395	$431,015
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,312	$31,788
Accrued expenses and other current liabilities	57,373	50,817
Deferred revenue	164,200	146,364
Operating lease liabilities	2,317	—
Total current liabilities	249,202	228,969
Operating lease liabilities, non-current	8,958	—
Deferred revenue	892	1,554
Other liabilities	3,968	2,941
Total liabilities	263,020	233,464
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at December 31, 2022, none issued or outstanding at December 31, 2022	—	—
Common stock, $0.001 par value; 1,000,000 and 1,000,000 shares authorized; 190,822 and 198,084 shares issued and outstanding at December 31, 2022 and 2021, respectively	190	198
Additional paid-in capital	1,032,550	947,160
Accumulated deficit	(891,862)	(748,012)
Accumulated other comprehensive income (loss)	1,497	(1,795)
Total stockholders’ equity	142,375	197,551
Total liabilities and stockholders’ equity	$405,395	$431,015

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$146,626	$142,137	$619,979	$575,080
Cost of revenue	47,448	48,278	211,095	189,364
Gross profit	99,178	93,859	408,884	385,716
Operating expenses:
Sales and marketing	47,920	69,917	263,884	279,281
Technology and development	18,821	18,213	70,434	84,003
General and administrative	27,497	31,382	116,057	106,584
Impairment of long-lived and other assets	11	52	248	924
Total operating expenses	94,249	119,564	450,623	470,792
Income (loss) from operations	4,929	(25,705)	(41,739)	(85,076)
Interest income (expense), net	1,032	(61)	1,543	(27,984)
Other income (expense), net	1,625	893	(4,477)	1,193
Impairment of other equity security	(3,000)	—	(3,000)	—
Loss on debt extinguishment	—	—	—	(7,748)
Income (loss) before income taxes	4,586	(24,873)	(47,673)	(119,615)
Provision for (benefit from) income taxes	2,842	(4,102)	1,060	(10,951)
Net income (loss)	$1,744	$(20,771)	$(48,733)	$(108,664)
Net income (loss) attributable to common stockholders—basic and diluted	$1,744	$(20,771)	$(48,733)	$(108,664)
Net income (loss) per share attributable to common stockholders—basic and diluted	$0.01	$(0.11)	$(0.25)	$(0.67)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	192,401	197,676	195,829	161,424
Diluted	193,327	197,676	195,829	161,424

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(48,733)	$(108,664)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,745	16,686
Amortization of debt issuance costs	227	1,392
Amortization of prior hedge effectiveness	—	3,095
Amortization of right-of-use assets	2,049	—
Stock-based compensation	80,469	112,596
Impairment of long-lived assets	248	924
Impairment of other equity security	3,000	—
Loss on debt extinguishment	—	7,955
Discontinuance of interest rate swaps and write-off of prior hedge effectiveness	—	8,688
Deferred income taxes	(806)	(11,595)
Change in fair value of contingent consideration	(150)	—
Change in fair value of financial guarantee	—	(150)
Change in fair value of derivative instruments	—	392
Change in fair value of other equity security	—	(1,812)
Unrealized foreign exchange loss	3,558	943
Other	168	4
Changes in operating assets and liabilities, net of effects of business combinations and asset acquisition:
Accounts receivable	(2,505)	(1,511)
Prepaid expenses and other current assets	(523)	(4,965)
Other assets	1,368	(3,648)
Accounts payable	(6,609)	2,360
Accrued expenses and other liabilities	5,359	13,781
Operating lease liabilities	(2,135)	—
Income tax payable	28	(185)
Deferred revenue	17,079	17,866
Net cash provided by operating activities	73,837	54,152
Cash flows from investing activities
Acquisitions, net of cash acquired	(2,532)	(61,523)
Asset acquisition, net of cash acquired	(6,299)	—
Proceeds from acquisition working capital adjustment	307	—
Purchase of property and equipment	(22,098)	(11,740)
Payment upon extinguishment of interest rate swaps	—	(3,283)
Purchase of other equity security	—	(1,127)
Net cash used in investing activities	(30,622)	(77,673)
Cash flows from financing activities
Repayment of finance and capital lease obligations	(14)	(31)
Payment of debt issuance costs	—	(767)
Repayment of 2018 Term Loan	—	(524,300)
Repayment of hybrid debt	—	(1,332)
Payment upon extinguishment of hybrid debt	—	(9,774)
Payment of contingent consideration	(600)	(1,049)
Repurchase of common stock	(95,126)	—
Payment of special dividends	—	(112)
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	—	581,833
Proceeds from private placement, net of underwriting discounts and commissions	—	85,050
Payment of stock issuance costs	—	(5,636)
Repurchases of common stock for tax withholding obligations	(41)	(2,342)
Proceeds from issuance of stock under employee stock plans	2,438	1,819
Net cash (used in) provided by financing activities	(93,343)	123,359
Effect of exchange rate changes on cash, cash equivalents and restricted cash equivalent	(87)	(11)
Net (decrease) increase in cash, cash equivalents and restricted cash equivalent	(50,215)	99,827
Cash, cash equivalents and restricted cash equivalent, at beginning of the period	239,297	139,470
Cash, cash equivalents and restricted cash equivalent, at end of the period	$189,082	$239,297
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands, except percentages)
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$1,744	$(20,771)	$(48,733)	$(108,664)
Interest (income) expense, net	(1,032)	61	(1,543)	27,984
Provision for (benefit from) income taxes	2,842	(4,102)	1,060	(10,951)
Depreciation and amortization	5,558	5,082	21,745	16,686
Other (income) expense, net	(1,625)	(893)	4,477	(1,193)
Stock-based compensation	15,979	25,871	80,469	112,596
Impairment of other equity security	3,000	—	3,000	—
Impairment of long-lived and other assets	—	52	237	924
Acquisition related expenses	—	1,356	758	1,356
Restructuring costs(1)	—	—	1,795	—
Loss on debt extinguishment	—	—	—	7,748
IPO-related costs and other transaction related expenses(2)	—	—	—	852
Certain other non-recurring expenses(3)	—	364	440	369
Adjusted EBITDA	$26,466	$7,020	$63,705	$47,707
Net income (loss) margin	1%	(15%)	(8%)	(19%)
Adjusted EBITDA margin	18%	5%	10%	8%
(1)     Restructuring expenses related to a phased severance event to reduce the U.S. headcount in June and August 2022. Restructuring expenses include salary and benefits for the impacted employees and are included in general and administrative expenses in the accompanying unaudited condensed consolidated statements of operations.
(2)     IPO-related costs and other transaction related expenses includes certain non-recurring expenses, which occurred in connection with our IPO in 2021.
(3)     For 2022, certain other non-recurring expenses includes costs incurred related to the departure of a member of management. In 2021, we incurred expenses related to early termination of our U.K. lease agreement.
Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net loss to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands, except per share amounts)
Reconciliation of Net income (loss) to Non-GAAP Net income
Net income (loss)	$1,744	$(20,771)	$(48,733)	$(108,664)
Amortization of acquired intangible assets	1,291	662	3,532	1,039
Stock-based compensation	15,979	25,871	80,469	112,596
Impairment of other equity security	3,000	—	3,000	—
Impairment of long-lived and other assets	—	52	237	924
Acquisition-related expenses	—	1,356	758	1,356
Restructuring expenses	—	—	1,795	—
Loss on debt extinguishment	—	—	—	7,748
IPO-related costs and other transaction-related expenses	—	—	—	852
Certain other non-recurring expenses	—	364	440	369
Income tax effects(1)	(3,010)	(2,575)	(10,243)	(10,519)
Non-GAAP net income	$19,004	$4,959	$31,255	$5,701
Net income (loss) margin	1%	(15%)	(8%)	(19%)
Non-GAAP net income margin	13%	4%	5%	1%
Net income (loss) per share attributable to common stockholders—basic and diluted	$0.01	$(0.11)	$(0.25)	$(0.67)
Non-GAAP net income per share—basic	$0.10	$0.03	$0.16	$0.04
Non-GAAP net income per share—diluted	$0.10	$0.02	$0.16	$0.03
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders—basic	192,401	197,676	195,829	161,424
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders—diluted	193,327	197,676	195,829	161,424
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders—basic	192,401	197,676	195,829	161,424
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders—diluted	193,327	204,878	197,808	168,526
(1)Income tax effects consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on stock-based compensation.

The following table shows the computation of basic and diluted Non-GAAP net income per share attributable to common stockholders (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share attributable to common stockholders:
Non-GAAP net income	$19,004	$4,959	$31,255	$5,701
Non-GAAP net income attributable to common stockholders—basic and diluted	$19,004	$4,959	$31,255	$5,701
Reconciliation of denominator for net income (loss) per share attributable to common stockholders to Non-GAAP net income per share attributable to common stockholders:
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders—basic:	192,401	197,676	195,829	161,424
Effect of potentially dilutive securities:
Stock options	484	6,148	1,410	5,849
Restricted stock unit	442	1,051	566	1,250
Employee stock purchase plan	—	3	3	3
Weighted-average common stock used in computing Non-GAAP net income per share attributable to common stockholders—diluted	193,327	204,878	197,808	168,526
Non-GAAP net income per share attributable to common stockholders—basic	$0.10	$0.03	$0.16	$0.04
Non-GAAP net income per share attributable to common stockholders—diluted	$0.10	$0.02	$0.16	$0.03
Free Cash Flow
The following table presents a reconciliation of net cash provided by (used in) operating activities to free cash flow (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
Net cash provided by (used in) operating activities	$21,822	$(6,004)	$73,837	$54,152
Purchase of property and equipment	(5,657)	(3,240)	(22,098)	(11,740)
Free cash flow	$16,165	$(9,244)	$51,739	$42,412